Exhibit 10-b

EXECUTION VERSION

VIKING ASSET PURCHASER NO. 7 IC
44 Esplanade St Helier, Jersey JE4 9WG

To:	Meritor HVS AB Ishockeygatan 3, 711 34 Lindesberg Sweden

Cc:	Meritor, Inc. 2135 W. Maple Rd. Troy, MI 48084 United States
19 March 2020
Receivables Purchase Agreement dated 22 March 2017 between Meritor HVS AB and Viking Asset Purchaser No.7 IC

1.	Definitions and interpretation

1.1
We refer to the Receivables Purchase Agreement dated 22 March 2017 between Meritor HVS AB as seller (the "Seller") and Viking Asset Purchaser No.7 IC, an incorporated cell of Viking Global Finance ICC, as purchaser (the "Purchaser"), as amended from time to time prior to the date of this letter (the "Original Receivables Purchase Agreement").

1.2
Terms defined in the Original Receivables Purchase Agreement shall have the same meanings when used in this letter unless the context requires otherwise. The principles of construction set out in the Original Receivables Purchase Agreement shall have effect as if set out in this letter.

1.3	This letter supersedes and replaces the Fee Letter dated 22 March 2017 in its entirety. This letter is a Transaction Document.

2.	Conditions precedent
The effectiveness of this letter is subject to the Purchaser having received, on or before the date of this letter, a solvency certificate from the Seller, substantially in the form of Schedule 4 (Form of Solvency Certificate) to the Original Receivables Purchase Agreement, in form and substance satisfactory to the Purchaser, unless waived by the Purchaser on such terms as the Purchaser considers fit. The Purchaser shall notify the Seller promptly upon being so satisfied.

3.	Extension and amendment
We hereby agree that, with effect on and from the date of this letter, the Original Receivables Purchase Agreement shall be amended as follows:

(a)	the definition of "EURIBOR" shall be deleted in its entirety and replaced with the following:
"EURIBOR" means:

(a)	the euro interbank offered rate for the relevant period which is displayed on page EURIBOR01 on the Reuters Screen or any successor thereto;

(b)
if no such rate appears, the arithmetic mean (rounded upward to four decimal places) of the rates quoted by the Reference Banks to leading banks in the European interbank market, as determined by the Accounts Administrator, at or about 11.00 a.m. Copenhagen time on the Business Day immediately prior to the applicable Calculation Date for the offering of euro deposits for the relevant period; or

(c)
if there are not sufficient quotations pursuant to (b), the interest rate which according to the Accounts Administrator best reflects the interest rate for deposits in euro offered in the European interbank market for the relevant period, provided that if, in any case, that rate is less than zero, EURIBOR shall be deemed to be zero. In the event that the EURIBOR01 page is replaced or service ceases to be available, the Purchaser may specify another page or service displaying the appropriate rate.

(b)	the definition of "STIBOR" shall be deleted in its entirety and replaced with the following:
"STIBOR" means:

(a)	the Stockholm interbank offered rate for the relevant period which is displayed on NASDAQ OMX Stockholm's website or any successor thereto;

(b)
if no such rate appears, the arithmetic mean (rounded upward to four decimal places) of the rates quoted by the Reference Banks to leading banks in the Stockholm interbank market, as determined by the Accounts Administrator, at or about 11.00 Stockholm time on the Business Day immediately prior to the applicable Calculation Date for the offering of SEK deposits for the relevant period; or

(c)
if there are not sufficient quotations pursuant to (b), the interest rate which according to the Accounts Administrator best reflects the interest rate for deposits in SEK offered in the Stockholm interbank market for the relevant period.

provided that if, in any case, that rate is less than zero, STIBOR shall be deemed to be zero. In the event that the NASDAQ OMX Stockholm website is replaced for purposes of displaying the relevant rate or such service ceases to be available, the Purchaser may specify another page or service displaying the appropriate rate.

(c)	the definition of "Fee Letter" shall be deleted in its entirety and replaced with the following:
"Fee Letter" means the fee letter entered into between the Purchaser and the Seller on or about the date hereof, as amended, varied, supplemented, replaced or novated from time to time.

(d)	paragraph (a) of the definition of "Termination Event" shall be deleted in its entirety and replaced with the following:

(a)	four (4) years having elapsed from the date of the Fee Letter;

4.	Representations and warranties
By acknowledging and agreeing to the terms of this letter, the Seller makes the representations and warranties to the Purchaser in the terms set out in Part 1 (Representations and Warranties relating to the Seller) of Schedule 3 (Representations, Warranties and Undertakings) to the Original Receivables Purchase Agreement in relation to itself by reference to the facts and circumstances subsisting on the date of this letter, and references to "this Agreement" in such representations and warranties should be construed as references to this letter, to the Original Receivables Purchase Agreement and to the Original Receivables Purchase Agreement, as amended by this letter.

5.	Margin

5.1	We hereby agree that the Margin included in the calculation of the Receivables Purchase Price shall be determined as follows:

where:
"FI Fee" means:

(a)	1.80%, when the long term unsecured, unsubordinated and unguaranteed debt obligations of AB Volvo are rated at least BBB- by S&P and Baa3 by Moody's; and

(b)	3.00%, when the long term unsecured, unsubordinated and unguaranteed debt obligations of AB Volvo are not rated at least BBB- by S&P and Baa3 by Moody's; and

"PR Fee" means the percentage determined by PrimeRevenue, Inc. from time to time according to the respective Supplier Agreements entered into between Meritor HVS AB and PrimeRevenue, Inc. At the date of this letter, the PR Fee is 0.25%.

5.2	The FI Fee shall be valid for four (4) years from the date of this letter.

6.	Upfront Fee
We further agree that an upfront fee shall be payable on the date of this letter pursuant to clause 5.7 (Upfront Fee) of the Original Receivables Purchase Agreement in the amount set out in the letter between the Purchaser and the Seller dated on or about the date of this letter.

7.	Continuity and Further Assurance

7.1	The provisions of the Original Receivables Purchase Agreement and the other Transaction Documents shall, save as amended by this letter, continue in full force and effect.

7.2
The Seller shall, at the request of the Purchaser and at the Seller's own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this letter.

8.	Miscellaneous

8.1
The provisions of clause 8 (Notices), clause 11 (Rights Cumulative, Waivers), clause 13 (Partial Invalidity), clause 15 (No Liability and No Petition), clause 16 (Limited Recourse) and clause 17.2 of the Original Receivables Purchase Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to "this Agreement" are references to this letter.

8.2	This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

9.	Governing law
This letter, and any non-contractual obligations arising out of or in connection with it, are governed by Swedish law.
[signature page follows]

Yours faithfully
SIGNED for and on behalf of    )
VIKING ASSET PURCHASER     )

NO. 7 IC by                )
)    /s/ Stephen Langan
Signature of authorised signatory

Stephen Langan
Name of authorised signatory

Acknowledged and agreed

SIGNED for and on behalf of    )
MERITOR HVS AB by        )
)
)    /s/ Mike Lei
Signature of authorised signatory

Mike Lei
Name of authorised signatory